Exhibit 99.1

Aileron Therapeutics Announces Pricing of Underwritten Registered Direct Offering Priced At-The-Market Under Nasdaq Rules of up to Approximately $40 Million

Includes initial funding of approximately $20 million, as well as the potential for additional proceeds of approximately $20 million from exercise of three-year warrants issued in offering

May 1, 2024

AUSTIN, Texas, May 01, 2024 (GLOBE NEWSWIRE) – Aileron Therapeutics, Inc. (“Aileron”) (NASDAQ: ALRN), a biopharmaceutical company advancing a novel pipeline of first-in-class medicines to address significant unmet medical needs in orphan pulmonary and fibrosis indications, today announced the pricing of an underwritten registered direct offering priced at-the-market under Nasdaq rules of 4,273,505 shares of its common stock and accompanying warrants to purchase an aggregate of 4,273,505 shares of common stock. Each share of common stock and accompanying warrant are being sold together at a combined public offering price of $4.68. The aggregate gross proceeds of the offering are expected to be approximately $20 million, before deducting underwriting discounts and commissions and other offering expenses payable by Aileron, and excluding any proceeds that may be received from exercise of the warrants. The offering is expected to close on or about May 3, 2024, subject to the satisfaction of customary closing conditions.

The accompanying warrants will have an exercise price of $4.68 per share, will be exercisable immediately and will expire three years from the date of issuance. Aileron may call the warrants for cancellation during the ten trading day period after the date that is thirty (30) days following the public announcement by Aileron of the top-line results from the Phase 1b clinical trial of LTI-03 in patients with idiopathic pulmonary fibrosis, which announcement includes a statement that there were no drug-related adverse events that resulted in a discontinuation of the trial; provided that Aileron may only deliver such call notice if the volume-weighted average price of its shares of common stock exceeds the exercise price of the warrants on the trading day immediately prior to the date it delivers the call notice. Any warrant subject to such call for which a notice of exercise is not received will be cancelled ten trading days after the date of the call notice for consideration equal to $0.001 per warrant share.

Titan Partners Group, a division of American Capital Partners, is acting as sole book-running manager for the offering.

The securities were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-265470) that was previously filed with and declared effective by the Securities and Exchange Commission (SEC) on June 16, 2022. The offering was made only by means of a prospectus supplement and the accompanying prospectus that form a part of the registration statement. A final prospectus supplement relating to the offering will be filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained for free by contacting Titan Partners Group, LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aileron Therapeutics

Aileron Therapeutics is a biopharmaceutical company advancing a pipeline of first-in-class medicines to address significant unmet medical needs in orphan pulmonary and fibrosis indications. Aileron’s lead product candidate, LTI-03, is a novel, synthetic peptide with a dual mechanism targeting alveolar epithelial cell survival as well as inhibition of profibrotic signaling. Currently, LTI-03 is being evaluated in a Phase 1b clinical trial for the treatment of idiopathic pulmonary fibrosis. Aileron’s second product candidate, LTI-01, is a proenzyme that has completed Phase 1b and Phase 2a clinical trials for the treatment of loculated pleural effusions. LTI-01 has received Orphan Drug Designation in the US and EU and Fast Track Designation in the US.

Forward-Looking Statements

Any statements in this press release about future expectations, plans, and prospects for the Company, including the expected gross proceeds of the offering, any proceeds to be received upon exercise of the warrants and the anticipated closing date of the offering, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause Aileron’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the completion of the offering, uncertainties as to the exercise of the warrants issued in the offering, as well as the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission and in subsequent filings that Aileron files with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s view as of any date subsequent to the date of this press release, and we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations & Media Contact:

Argot Partners

aileron@argotpartners.com

212-600-1902